EXHIBIT 10.1

                            COASTAL BANK CORPORATION
                                 LEASE AGREEMENT

         THIS LEASE, made as of this 30th day of July, 1997, by and between DOONER FAMILY EQUITIES, LTD., whose address is 1010 Fifth Avenue South, Naples, Florida 34102; PHONE: (941) 643-4211; FAX: (941) 643-7752 (hereinafter referred to as the "LESSOR"), and COASTAL BANK CORPORATION, a Florida corporation whose principal address is 1010 Fifth Avenue South, Naples, FL 34102; PHONE: (941) 434-0441; FAX: (941) 434-8829 (hereinafter referred to as the "LESSEE").

         In consideration of the exchange of mutual promises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PREMISES: LESSOR, owner of fee simple title to certain real property located at 1010 Fifth Avenue South, Naples, FL 34102 (the "Property"), hereby leases to LESSEE and LESSEE leases from LESSOR the premises described as the entire first and second floors of the Building and the drive through lane(s) and automatic teller machine ("ATM") lane as depicted on the attached Exhibit "A" (the "Premises") and for purposes of this Lease consisting of a total of FOURTEEN THOUSAND SEVEN HUNDRED FORTY-SEVEN AND 84/100ths (14,747.84) leasable square feet of which 6,989.65 leasable square feet are located on the first floor of the Building and 7,758.19 leasable square feet are located on the second floor of the Building having an address listed as 1010 Fifth Avenue South, Naples, FL 34102, and located within the office building located on the Property (the "Building" or "Office Building") owned by LESSOR. The Premises do not include any space above the interior surface of the ceiling, below the interior surface of any floor, and outside the interior surface of any window and wall (excluding the drive through and ATM lanes), nor any part of the exterior walls of the building in which the Premises are located, nor the walks or Common Areas as defined herein.

         LESSOR and LESSEE each covenant, as a material part of the consideration for this LEASE, to keep and perform each and all of the terms, covenants and conditions herein set forth.

         2. LEASE TERM AND COMMENCEMENT DATE: This Lease shall be for a term of FIVE (5) years, which term shall begin upon the Commencement Date as hereafter defined. LESSEE shall not abandon the Premises during the Lease Term (for purposes of this agreement, the term "Lease Term" shall mean the primary Lease term of FIVE (5) years plus any renewal term or terms from time to time exercised by LESSEE as provided herein.) The Commencement Date shall be the date LESSEE "opens" for business to the general public as a commercial bank facility. LESSOR and LESSEE acknowledge that certain obligations under various articles of this Lease may commence prior to the Commencement Date of the Lease Term and agree that this is a binding and enforceable agreement as of the date LESSEE and LESSOR execute this Lease, subject to the termination provisions contained herein.


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         3. RENEWAL OPTION(S): LESSEE shall have THREE (3) separate options to renew this LEASE for a further term of FIVE (5) years each on giving written notice to LESSEE not less than THREE (3) months nor more than SIX (6) months before expiration of the LEASE Term, or any extension thereof, on the same terms and conditions herein set forth including the annual CPI increase in the Base Annual Rent as set forth in paragraph 10.a. hereof.

         4. ACCEPTANCE OF PREMISES: LESSEE has personally inspected the Premises and approved same subject to the following:

              a. LESSEE shall have the right to enclose the existing Fifth
                 Avenue doorway area to create additional office space on the first floor of the Building (whereupon LESSEE's rent shall be proportionately increased);

              b. LESSEE shall have the right to modify the existing balcony area on the northwest side of the second floor to accommodate additional office space (whereupon LESSEE's rent shall be proportionately increased);

              c. Prior to the Lease Commencement Date LESSOR, at LESSOR's
                 expense, shall re-pave and re-stripe the parking lot in accordance with a parking space plan as shown in Exhibit "B"; and

              d. Prior to the Lease Commencement Date, LESSOR, at LESSOR's
                 expense, shall paint the Building's mansard roof to match the aqua- colored railing trim. Further, LESSOR may also re-paint the present medium brown trim in accordance with a color scheme to be mutually agreed upon by LESSOR and LESSEE, the cost of which shall be paid by LESSEE.

LESSEE shall perform, at LESSEE's cost and expense, all work which is necessary, usual or customary in further modifying or improving the Premises (common areas excluded except for that area located within the existing Fifth Avenue entrance doorway area and the exterior drive- through/ATM lanes) for LESSEE's occupancy (the "Leasehold Improvements"); provided, however, all such improvements or modifications shall first be approved by LESSOR and LESSEE in writing and further provided that all such work shall be performed by a licensed general contractor or interior designer approved by LESSOR. After the completion of the approved Leasehold Improvements, LESSEE shall not make any interior alterations or additions in, on or to the Premises or any part thereof without the prior written consent of LESSOR; provided, however, if such work is merely decorative in nature or if the cost is less than $25,000.00, the approval of LESSOR shall not be required. Additions, fixtures and non-removable improvements, except stock in trade, movable furniture and equipment, shall at once become part of the realty and the property of the LESSOR and upon termination of this Lease shall remain upon the Premises. All additions, alterations and improvements shall comply with all building codes, regulations and other applicable laws. All contractors, subcontractors, mechanics, laborers,


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materialmen and others who perform any work, labor or services or furnish any materials or otherwise participate in the improvement of the Premises shall be and are hereby given notice that LESSEE is not authorized to subject LESSOR's interest in the Premises to any claim for mechanics', laborers' and materialmen liens, and all persons dealing directly or indirectly with LESSEE may not look to the Premises as security for payment. Except for LESSOR'S negligent or willful acts, LESSEE shall save LESSOR harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making by LESSEE or its agents of any such additions, improvements, alterations and/or installations.

         5. TENANT IMPROVEMENTS/TENANT IMPROVEMENT ALLOWANCE: LESSOR shall construct the proposed drive-in facility at LESSOR's sole cost and expense (but not to exceed $50,000.00) in accordance with the plans and specifications as shown in Exhibit "A". All other leasehold improvements shall be constructed by LESSEE. LESSOR shall provide LESSEE with an allowance for Leasehold Improvements to be constructed by LESSEE in the amount of TWENTY-TWO AND 50/100 DOLLARS ($22.50) per leasable square foot ("LESSEE's Leasehold Improvement Allowance") [total allowance equals THREE HUNDRED THIRTY-ONE THOUSAND EIGHT HUNDRED TWENTY-SIX AND 40/100 DOLLARS ($331,826.40) based on the Premises containing 14,747.84 square feet of leasable area] to be applied by LESSEE toward the cost of its leasehold improvements(not to include the drive-in facility to be constructed by LESSOR). LESSOR shall fund the Leasehold Improvement Allowance based upon conditional releases of lien, and the balance disbursed upon final releases of lien in accordance with a progress payment schedule to be mutually agreed upon by LESSOR and LESSEE (the "Progress Payment Schedule"). All costs of the Leasehold Improvements to be constructed by LESSEE in excess of the LESSEE's Leasehold Improvement Allowance shall be payable by LESSEE.

         6. PARKING: LESSOR shall provide LESSEE one (1) exclusive and designated parking space for every THREE HUNDRED (300) square feet of space which LESSEE occupies within the Premises. In addition, LESSOR at its sole cost and expense, shall install nine (9) covered parking spaces of which six (6) shall be for the sole and exclusive use of LESSEE's employees in the area depicted on the attached Exhibit "B".

         7. QUIET ENJOYMENT: Subject to LESSEE observing and obeying all applicable laws, ordinances and regulations and performing all of the covenants, conditions and provisions required of LESSEE herein, LESSEE shall have quiet possession of the Premises during the LEASE Term.

         8. EFFECTIVE DATE: This LEASE shall become a binding and enforceable agreement on the date upon which the Lease has been executed by both parties (the "Effective Date").

         9. USE: LESSEE shall use and occupy the Premises only for general office purposes including but not limited to, a commercial bank facility operating in conformity with federal and state banking regulations, and shall not use, nor occupy the Premises, for any other purposes without LESSOR's consent. Furthermore, LESSEE shall not interfere with, nor violate


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the use rights of, nor conduct any activity which may injure or annoy other lessees within the Building, nor use or occupy the Premises in violation of any law, ordinance, government regulation or directive.

             As long as LESSEE shall occupy the Premises for the uses hereinabove set forth, LESSOR agrees that it shall not allow or permit any other financial institution, including but not limited to a bank, savings and loan association, credit union, or brokerage company to occupy any other portion of the Property nor shall LESSOR allow any other tenant to provide financial services, such checking and savings deposit accounts, loan services, stock and mutual fund brokerage services or trust services, without the prior written consent of LESSEE which may be withheld in LESSEE's sole and absolute discretion.

         10. RENT: All agreed rental shall be paid to LESSOR without any set off, counterclaim or deduction whatsoever (except as otherwise provided herein) and shall consist of the following in addition to all other charges set forth in this lease agreement:

         a. BASE RENTAL WITH ANNUAL CPI INCREASES. For the first year of the term hereof, the annual Base Rent shall be the base sum of TWO HUNDRED SEVENTY SIX THOUSAND NINE HUNDRED THIRTEEN AND 69/100 DOLLARS ($276,913.69) which the LESSEE hereby agrees to pay in equal monthly installments over a twelve (12) month period of TWENTY-THREE THOUSAND SEVENTY-SIX AND 14/100 DOLLARS ($23,076.14) per month plus applicable sales taxes, payable without demand in advance on the first day of each and every month during such term commencing on the Commencement Date. It is understood and agreed that the rental, is at the rate of TWENTY-ONE AND NO/100 DOLLARS ($21.00) per leasable square foot per year for the first floor Building space, at the rate of SIXTEEN AND NO/100 DOLLARS ($16.00) per leasable square foot per year for the second floor Building space of the Building, and FIVE HUNDRED AND NO/100 DOLLARS ($500.00) per month as agreed upon rent for the drive-in facility to be constructed by LESSOR. In the event that the Commencement Date is other than the first day of the month, rental shall be prorated for the month and paid in advance and the Lease termination date shall be extended for the same number of days so that the Lease terminates at the end of a calendar month. For the purpose of this Lease, the end of the first lease year shall be one year plus the number of days to the end of the first month of the first lease year if the Lease Commencement Date is other than the first of the month.

             At the end of the first and each succeeding lease year, during the initial term or any renewal hereof, the annual rent for the second and each succeeding lease year shall be recalculated by adjusting the annual base rent shown above by using the "Consumer Price Index (Revised) - All Urban Consumers (U.S. City Average)" issued by the U.S. Department of Labor (hereinafter referred to as "Index"). The adjustment will be made by multiplying the annual base rent by a fraction, whose numerator shall consist of the most recent Index as of the last day of the lease year then ending. The denominator used for each such adjustment shall always consist of the most recent Index as of the Commencement Date. Stated as an algebraic formula, rent will be adjusted as follows:


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             Adjusted Annual Rent equals (Annual Base Rent) multiplied by (The
Most Recent Index as of the last day of the lease year then ending) divided by (The most recent Index as of the Commencement Date).

             Any publication by either the U.S. Department of Labor or the U.S. Department of Commerce in which the Index is published will be admissible in any proceedings to determine the annual rent due, without any further proof of authenticity. In the event the U.S. Department of Labor shall cease to prepare and publish such a retail index, then and in such an event the adjustment of rent shall be made according to the most closely comparable commodity index as agreed upon by the Lessor and the Lessee; in the absence of such an agreement, then by arbitration in accordance with the then existing rules of the American Arbitration Association. In the event of delay in determining the adjustment in rent, the Lessee shall continue paying the rent it has been paying until such time as the required adjustment has been made, at which time an accounting will be made, retroactive to the beginning of such lease year, and the Lessee will then within fifteen (15) days after demand from Lessor pay to Lessor any additional rent due it for such period. In addition to the rent payable, the Lessee shall also pay the applicable sales and use taxes attributable thereto.

         The first scheduled monthly payment of Base Rent and Additional Rent, (as defined below) shall be paid upon Commencement of the Lease Term.

         b. LATE CHARGE. In the event that any payment is not paid within TEN
(10) business days of the date of written notice thereof, LESSEE agrees to pay to LESSOR a late charge equal to five percent (5%) of the unpaid amount to defray LESSOR's administrative charges with respect to such late payment. In the event any payment has not been received within FIFTEEN (15) days of such notice, LESSEE shall be in default hereof and LESSOR shall be entitled to immediately terminate this Lease by written notice to LESSEE.

         c. FAIR REPRESENTATION OF EXPENSES. LESSEE acknowledges and agrees that the above charges represent a fair and reasonable estimate and liquidation of LESSOR's expense in the administration of the Office Building resulting from such incidents, which expense is not contemplated nor included in any other rental or charge provided to be paid by LESSEE.

         d. DEPOSIT. Upon execution of this Lease, LESSEE shall make a non-refundable deposit in the sum of TWENTY THOUSAND AND NO/100 DOLLARS ($20,000.00) with LESSOR to be applied toward payment of the first month's rent due hereunder. In the event the contingency set forth in paragraph 48 is not satisfied, LESSOR shall be entitled to retain such deposit as a liquidated damages.

         11. ADDITIONAL RENT: The Base Rent and all sales or use taxes imposed thereon payable to LESSOR are net of all expenses associated with the operation of the Office Building. Therefore, in addition to Base Rent, LESSEE shall pay its Pro Rata Share (as herein defined), plus any sales or use taxes assessed thereon, of the following, all of which shall collectively be referred to as "Additional Rent":


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         a. TAXES. Representing the amount of all real and personal property taxes and assessments levied, imposed or assessed upon the Office Building taking into account the maximum available discount each year. During the Lease term LESSEE shall have the right (at its sole cost and expense) to protest and appeal any taxes or the values on which they are based, but LESSEE will inform LESSOR, of the institution of any action in connection therewith and shall from time to time, upon request, update LESSOR on the progress thereof. LESSOR agrees to assist and cooperate with LESSEE on any such appeal. In the event LESSEE elects to appeal any taxes or the values on which they are based, and LESSEE is successful in contesting such appeal, then LESSEE shall receive its out of pocket costs and expenses in connection with such contest prior to distribution of any tax savings to other tenants in the Building.

         b. INSURANCE. Representing the cost of all fire, extended coverage, liability, workmen's compensation and other insurance coverage carried by LESSOR on the Office Building.

         c. COMMON AREA MAINTENANCE (CAM). Representing the Office Building's Operating Costs, as more fully described herein. The term "Operating Costs" shall mean the total cost and expenses incurred in connection with the normal administration, operation, preventive and corrective maintenance and repair of the Office Building, the implementation and costs for which shall be at the reasonable discretion of LESSOR, and whether paid to employees of LESSOR or parties engaged by LESSOR, including but not limited to: landscaping, Building repairs (including but not limited to all system repairs to be performed by LESSOR pursuant to paragraph 18 hereof; provided same are either obsolete or cannot be adequately repaired and only to the extent such replacement item is comparable in kind and quality to the item being repaired, if available, provided, further, if the item to be replaced is customarily capitalized, LESSEE'S proportionate share of such cost shall be payable in equal installments over the useful life of such replaced item or capital improvement for depreciation purposes according to generally accepted accounting practices), line painting, landscaping, window cleaning [minimum of TWO (2) times per year], Building painting, property maintenance allocations, roof cleaning and routine roof maintenance (including but not limited to the repair of any leaks that may from time to time exist), bumpering and top coating; lighting fixtures; electricity; sanitary control; pest control; removal of trash, rubbish, garbage and other refuse (hereinafter "trash"); rental on machinery or equipment used in such maintenance; building security, if provided; the cost of personnel to implement such services (including social security, unemployment and disability insurance); legal fees (only to the extent attributable to the general operation and administration of the Building, e.g., legal expenses incurred by LESSOR with respect evicting another tenant would not be included in CAM charges); and a management fee (excluding executive salaries and bonuses). LESSOR may direct that trash intensive lessees within the Office Building arrange for the use of their own trash receptacle and removal service at lessee's expense, or in the alternative, LESSOR may assess a surcharge for such lessee's excess trash collection and removal service. LESSOR may establish a common expense reserve to accumulate funds to cover the cost of future painting of the Building, resurfacing, seal coating and striping the parking area (at the end of the Lease Term, to the extent that any funds contributed by LESSEE remain in such reserve account, such funds shall be repaid to LESSEE). If any of the aforementioned maintenance or repairs are made necessary by reason of LESSEE's use and occupancy of the demised Premises in a manner


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inconsistent with the reasonable use and occupancy thereof, or the negligence of the LESSEE, its agents, servants, employees and invitees, or by reason of alterations made by the LESSEE, then and in any of such events such repairs shall be made by the LESSEE at LESSEE's own cost and expense. Such costs and common expense reserve will be paid monthly as indicated, unless LESSOR elects to bill LESSEE every other month or on a quarterly basis. In the event LESSOR's estimated common expenses are less than the actual common expenses, LESSOR may demand from LESSEE LESSEE's pro rata share of such difference and LESSEE shall reimburse LESSOR for such pro rata share charges within thirty (30) days from receipt of a bill and accounting therefore from LESSOR.

         Operating Costs shall NOT include any of the following items: (1) any expenses for which LESSOR receives reimbursement or should have received reimbursement from any other source such as, but not limited to, insurance proceeds and payments required to be made by other tenants, to the extent such reimbursement is received or should have been received, (2) any ground rents or interest or amortization on mortgages, (3) any leasing and advertising expenses,
(4) any capital expenses including Building structural work, air-conditioner/heater replacement(s), or roof replacement, (5) any costs of repairs arising from casualties for which it is LESSOR'S obligation to obtain insurance, unless the proceeds of such insurance are not paid to LESSOR due to a wrongful act or omission of LESSEE, (6) costs due to the wrongful acts or omissions of LESSOR, (7) payments to contractors, related to or affiliated with LESSOR in excess of third party contracts in the same circumstances, (8) depreciation of the Office Building, and (9) costs of complying with the Americans with Disabilities Act.

            Common Areas as used herein shall refer to all areas designated by LESSOR as the areas, spaces and improvements in the Office Building which LESSOR makes available from time to time for the common use and benefit of the tenants and occupants of the Office Building, including without limitation on-site parking areas, roads, walkways, promenades, sidewalks, open and covered courts and malls, if any, landscaped and planted areas, if any, and public restrooms, if any.

         d. OTHER ADDITIONAL RENT. Representing all other sums of money or charges required to be paid by LESSEE under "other additional rent", which shall include but not be limited to: administrative fees, late submission fees, service charges, attorney's fees incurred by LESSOR to enforce the provisions of this LEASE, or interest charges on past due payments, all of which shall be payable as Additional Rent within the next installment of Base Rent.

         e. LESSEE'S PRO RATA SHARE. LESSEE'S Pro Rata Share is SIXTY-SIX AND 77/100 PERCENT (66.77%) determined by dividing the leasable square footage of the Premises by the total leasable area of the Office Building.


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         12. PAYMENT OF ADDITIONAL RENT: LESSEE shall pay LESSOR, on a monthly basis, in addition to Base Rent, the monthly installment of estimated Additional Rent as set forth by LESSOR. By March 1, of each LEASE year, LESSOR shall deliver to LESSEE a statement of the actual Additional Rent payable by LESSEE for the prior year. Any further Additional Rent amount due to LESSOR shall be paid by LESSEE, without prejudice to any written exception, within thirty (30) days following LESSOR's delivery of said statement. If the total Additional Rent payment received by LESSOR is greater than the actual Additional Rent due for the same period, LESSEE shall receive a credit in the amount of the overpayment against the next required payment of Additional Rent. Should a credit be due LESSEE at the termination of this LEASE, LESSOR shall remit payment to LESSEE within TEN (10) days of the Lease termination date. The initial monthly contribution to be paid by LESSEE for the payment of Additional Rent shall be FOUR THOUSAND THREE HUNDRED EIGHTY-SEVEN AND 48/100 DOLLARS ($4,387.48) (plus any applicable sales tax) per month based on $3.57 per square foot and 14,747.84 square feet of leasable area.

         LESSEE shall have the right to examine LESSOR's books and records relating to the operation and maintenance of the Building during normal business hours to verify LESSOR'S annual statement of actual Additional Rent payable by LESSEE. The annual statement shall be certified as accurate by an officer of LESSOR and shall be prepared in accordance with good and sound accounting practices as consistently applied in the industry. In the event LESSEE elects to examine LESSOR's books and records and LESSEE discovers an error resulting in a decrease of at least three percent (3.0%) of the amount of Additional Rent charged to LESSEE during the annual period covered by LESSOR's statement, then LESSOR shall reimburse the reasonable out of pocket costs and expenses incurred by LESSEE in connection with LESSEE's review plus reimbursement of the overcharges with interest at the then existing prime rate plus one percent (1.0%). Similarly, in the event LESSEE's review of LESSOR'S books and records reveals less than a three percent (3.0%) error, LESSEE shall reimburse LESSOR for LESSOR'S reasonable out-of-pocket expenses incurred as a result of LESSEE'S review.

         13. PRORATION: If the first day of the LEASE commences on any day other than the first day of a month, or if this LEASE ends on any day other than the last day of a month, any payment due LESSOR by reason of any Base Rent or Additional Rent shall be justly and fairly prorated.

         14. USE OF COMMON AREAS: The use and occupancy by LESSEE of the Premises shall include the use in common with others entitled to the use of the common areas, employee parking areas, service roads, loading facilities, sidewalks and visitor parking areas within the Office Building (collectively referred to as the "Common Areas").


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         15. SIGNS: Subject to LESSOR'S prior approval, which shall not be unreasonably withheld or delayed, LESSEE shall be permitted to install appropriate signs, logos, etc., on LESSEE'S entrance doors, in the elevator lobby of LESSEE's floor, in the ground floor lobby and entrance foyer area, and will also have the exclusive right to install its signage upon the exterior of the Building throughout the Lease Term; provided, however, as long as Heart-Fax continues as a tenant within the Building, it may also retain its present signage on the exterior of the Building, and may replace or modify said existing signage with the approval of LESSEE, which shall not be unreasonably withheld. No other tenant shall be permitted to erect a sign on the exterior of the Building except as may be specifically approved by both LESSOR and LESSEE which consent may be withheld for any reason including purely aesthetic reasons. All such signs of LESSEE shall be maintained in a good and safe condition and appearance at LESSEE's expense and LESSEE shall repair any damage to the Premises resulting from the erection, maintenance or removal of said signs by LESSEE. LESSOR has provided a "Marquee" sign on Fifth Avenue South for LESSEE's sole and exclusive use. The cost of maintaining such Marquee sign, including the cost of placing LESSEE's name thereon, shall be borne by LESSEE.

         16. IMPROVEMENTS AND ALTERATIONS OF OFFICE BUILDING AND COMMON AREAS:
Except for the drive through teller and ATM lanes, the Common Areas are the private property of LESSOR and are at all times subject to the control of LESSOR. LESSOR may increase, reduce or change the number, dimensions or location of the walks and parking areas that LESSOR reasonably deems proper, and LESSOR shall have the right to make alterations to the Office Building as long as such alterations are in full compliance with all applicable laws and ordinances and do not adversely affect LESSEE'S use and occupancy of the Premises specifically including the LESSEE's drive through and ATM facility. LESSOR shall provide notice to LESSEE prior to implementing any such changes. Notwithstanding the foregoing, LESSOR shall not make any change to the Building landscaping, or architectural layout of the Building (including the Building's painting scheme) except as may be specifically approved by LESSEE which consent may not be unreasonably withheld.

         17. IMPROVEMENTS AND ALTERATIONS OF PREMISES BY LESSEE: LESSEE, upon obtaining the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed by LESSOR, may make improvements or alterations to the Premises as LESSEE may from time to time deem necessary or desirable, provided however, LESSEE shall not have the right to make any improvements or alterations that affect the structure, or outward appearance of the Office Building. At least ten (10) days prior to the commencement of such work, LESSEE shall submit to LESSOR complete plans and specifications for such work. Any improvements or alterations made to the Premises by LESSEE shall be in compliance with all insurance requirements, and regulations and ordinances of governmental authorities. All such improvements by LESSEE shall be deemed the property of LESSEE during the Lease Term, but upon the expiration or sooner termination of this LEASE, become the property of LESSOR unless agreed to be LESSEE'S property at the time such plans and specifications were approved by LESSOR as elsewhere provided for herein.


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         18. REPAIRS: LESSOR agrees to keep and maintain the Building as a first class office building, in good order and repair. Without limiting the foregoing, LESSOR will keep in good order and repair, and maintain and replace as needed (the cost of which shall be included in CAM charges): all fixtures serving, but not located within the perimeter of, the Premises, including but not limited to, water, plumbing, sewer, HVAC, fire/life safety, electrical and sprinkler systems. If any such maintenance and repairs are caused in part or in whole by the act, neglect, fault or omission of duty by LESSEE, its agents, servants, employees or invitees, LESSEE shall pay to LESSOR the actual cost of such maintenance and repairs. LESSEE shall at once report in writing to LESSOR any known defective or damaged condition of the Premises which LESSOR is required to repair pursuant to this Paragraph and LESSEE's failure to report to LESSOR any such condition or defect shall make LESSEE responsible to LESSOR for any liabilities, costs, expenses, and attorneys' fees incurred by LESSOR as a result of such defect or damage. LESSOR shall not be obligated to commence non-emergency repairs or to perform routine maintenance of the Premises for a period not to exceed five (5) days following written notice to LESSOR of the need for such repair or maintenance. Emergency repairs shall be commenced as quickly as is reasonably practicable for purposes of this LEASE, repairs involving the air conditioning system shall be deemed to be emergency repairs). There shall be an abatement of rent after five (5) days of non-use of the Premises, but no other liability of LESSOR by reason of any injury to or interference with LESSEE's business arising from the making of any repairs, alterations or improvements in or to any portion of the Office Building or the Premises, or in or to fixtures and equipment therein.

         LESSEE will, at its own cost and expense, keep and maintain the Premises and every part thereof in good order and repair except those portions of the Premises to be repaired by LESSOR expressly hereunder. LESSEE shall return the Premises to LESSOR at the expiration or sooner termination of this LEASE in as good condition and repair as when first received, reasonable wear and tear and casualty excepted. All damage or injury to the Office Building, Premises, the Common Areas, or the equipment serving same, caused by or resulting from LESSEE's misuse, or the act or negligence of LESSEE, its agents, employees, licensees, invitees or visitors shall be promptly reported to LESSOR and repaired by LESSOR at the sole cost and expense of LESSEE and LESSEE hereby agrees to pay such amounts on demand as Additional Rent.

         LESSEE shall keep in good order and repair at LESSEE'S sole cost and expense, that portion of the water, plumbing, sewer, electrical and sprinkler systems located within the perimeter of the Premises. LESSOR shall assign to LESSEE any and all warranties applicable to such items.

         19. UTILITIES/HVAC REPLACEMENT AND REPAIR: LESSOR agrees to install new air-conditioning compressors, condensers, Aetherton control system, and air-handlers acceptable to LESSEE exclusively serving LESSEE's Premises. LESSEE agrees to maintain interior lighting and air-conditioning equipment exclusively serving LESSEE's Premises (including but not limited to the routine replacement of filters and cleaning of drip pans) and to pay all costs of replacement of lamps, tubes, ballasts, starters, transformers. The LESSEE shall be responsible for maintaining compressors, condensers and air handlers relating to the air


                                 (Page 10 of 19)
conditioning equipment, but the cost of replacement of such items shall be paid by LESSOR as a capital expense. LESSEE will pay all utility expenses of the Premises which are separately metered and any unmetered common area utilities will be included in reimbursable costs of LESSOR for common expenses as elsewhere set forth herein.

         If LESSEE'S use of the Premises shall require additional utility facilities, the same shall be installed only after obtaining LESSOR's written approval, and such costs shall be at LESSEE'S expense and in accordance with plans and specifications approved in writing by LESSOR. If LESSEE'S use or occupancy of the Premises results in an increase to LESSOR of any utility expense, or connection or user fees, or charges for increased usage or capacity, or assessments of any kind whatsoever, LESSEE shall pay the entire amount thereof within fifteen (15) days of LESSOR's written statement for same. Except for LESSOR'S negligent acts, LESSOR shall not be liable for any interruption or failure in the supply of utilities to the Premises. LESSOR and LESSEE shall agree as to LESSEE'S specific electrical and other utility requirements in the Plans and Specifications.

         20. RUBBISH REMOVAL: LESSEE shall maintain the interior of the Premises in a clean condition, shall routinely remove all trash and refuse therefrom, and shall provide janitorial service for the interior of the Premises at LESSEE'S sole cost and expense. Trash and refuse removal from the Building site shall be arranged for by LESSOR and shall be paid for by LESSEE as part of the common area maintenance charges as Additional Rent.

         21. SIDEWALKS: Except with respect to the automated teller machine ("ATM") and drive-in teller facility set forth in the original Plans and Specifications, LESSEE shall neither encumber nor obstruct the sidewalks adjoining the Premises nor allow the same to be obstructed or encumbered in any manner. LESSEE shall not place, nor cause to be placed, any merchandise, signs, vending machines or anything else on the sidewalk or exterior of the Premises without the prior written consent of LESSOR.

         22. INSURANCE: LESSEE shall carry at its own expense Comprehensive General Public Liability (to include Bodily Injury) and Property Damage insurance with combined single limits of not less than $1,000,000 with insurance companies authorized to do business in Florida and satisfactory to LESSOR (an insurance company with BEST'S KEY RATING GUIDE: PROPERTY - CASUALTY of not less than "A-" shall be deemed satisfactory to LESSOR), insuring LESSOR and LESSEE against any liability arising out of the use, occupancy or maintenance of the Premises. The insurance policy or policies shall contain provisions prohibiting the modification or cancellation of insurance without at least FIFTEEN (15) days prior written notice to LESSOR. LESSEE shall deliver said policies or certificates thereof to LESSOR prior to LESSEE'S occupancy of the Premises, and thereafter, renewal policies or certificates shall be delivered to LESSOR not less than FIFTEEN (15) days prior to expiration. The limit of any such insurance shall not limit the liability of LESSEE hereunder. LESSEE may provide this insurance under a blanket policy provided said insurance shall have a LESSOR's protective liability endorsement attached thereto. The failure of LESSEE to effect said insurance in the names herein called for, or to pay the premiums required, or to deliver said policies or certificates to LESSOR shall be a material Default under this LEASE.


                                 (Page 11 of 19)

         LESSOR, shall maintain Building replacement insurance; comprehensive and hazard insurance to include windstorm coverage; flood insurance to the extent available; and public liability insurance in an amount of not less than $10,000,000.00. The cost of such insurance shall be an item of Additional Rent as set forth in Paragraph 11.

         23. PERSONAL PROPERTY INSURANCE: LESSEE shall solely be responsible for securing and maintaining any insurance on LESSEE'S stock, trade fixtures, equipment or other personal property located in the Premises, and LESSOR shall not have any obligation to repair or replace same unless such damage is caused by negligence of LESSOR, its employees, agents or servants.

         24. DAMAGE OR DESTRUCTION: If the Premises are damaged by insured casualty and insurance proceeds have been made available to LESSOR, said damage shall be repaired by LESSOR, to the extent of such available insurance proceeds, provided such repairs can be made in total from said insurance proceeds within one hundred eighty (180) days after the occurrence of the casualty, and without the payment of overtime or other premiums. Until such repairs are completed, Base Rent and Additional Rent shall be abated in proportion to that part of the Premises unusable by LESSEE. If the damage is due to the fault or neglect of LESSEE, or its employees, contractors, agents or invitees, there shall be no abatement of Base Rent, Additional Rent or any other financial obligations of LESSEE hereunder. Should the Premises be damaged as a result of any cause not covered by insurance, or if repairs cannot be completed within one hundred eighty (180) days following the casualty date, LESSOR and LESSEE shall each have the option to terminate this LEASE as of the casualty date, such notice of election to be made by within sixty (60) days of the casualty date. In the event neither LESSOR nor LESSEE elects to terminate the LEASE, Base Rent and Additional Rent shall be abated from the date of such casualty until such Building repairs are completed unless the casualty was due to the fault or negligence of LESSEE.

         Notwithstanding the foregoing, in the event of a disaster or other event rendering the Premises temporarily unusable, LESSOR shall fully cooperate with LESSEE in implementing any "business recovery plan" imposed on LESSEE under federal banking regulations. By way of example and not of limitation, LESSOR will cooperate with LESSEE: (i) in the placement of any temporary banking facility to be located elsewhere in any available useable vacant space within the Building or to be located external to the Building on a portion of the parking lot or other Building common area; and (ii) to coordinate the supply of electrical power to such temporary banking facility including allowing the placement of any necessary auxiliary power unit(s) and the modification of Building electrical connectors to allow electrical service to be supplied to such temporary banking facility.

         25. CONDEMNATION: If the entire Premises shall be taken under power of eminent domain, this LEASE shall automatically terminate as of the date of such taking. LESSEE hereby assigns to LESSOR any award which may be made in such taking provided however, nothing contained herein shall be deemed to give LESSOR any interest in nor require LESSEE to assign to LESSOR any award made for the taking of LESSEE's personal property nor for the interruption of, or damage to, LESSEE's business including LESSEE'S relocation expenses.


                                 (Page 12 of 19)

         26. ASSIGNMENT AND SUBLETTING: Unless LESSEE receives prior approval in writing from LESSOR, which consent shall not be unreasonably withheld, LESSEE shall not sell or assign this LEASE, nor sublet the Premises and such an event contrary to the provisions of this Paragraph shall constitute a Default under this LEASE; provided, LESSOR'S prior written approval shall not be required if such purchaser, assignee or subtenant continues to use the Premises in a manner permitted by and consistent with uses permitted under Paragraph 9 hereinabove or such purchaser, assignee or sub-tenant is an affiliate of LESSEE or a related corporation or entity formed by LESSEE for the purpose of conducting banking operations. Any assignment approval of this LEASE by LESSOR shall be conditioned on the ASSIGNEE'S assumption of payment responsibility for Base Rent, Additional Rent, and other charges as defined in this LEASE. Further, as long as the use of the Premises remains unchanged, LESSOR'S consent shall not be required for LESSEE to assign (or sublease, in whole or in part) the Lease to a corporate affiliate or related entity of LESSEE or successor in interest by sale of the assets of LESSEE or due to a corporate or other merger.

         27. DEFAULT:

         a. MONETARY DEFAULT. If LESSEE does not timely pay any or all of the Base Rent or Additional Rent in the manner required to be paid by this Lease, or if LESSEE shall fail to pay any of the other monetary obligations required by this Lease within ten (10) business days after mailing of notice of such default to LESSEE, then LESSEE shall be in default hereunder.

         b. NON-MONETARY DEFAULTS. If LESSEE fails to perform any of the other covenants, duties, agreements, undertakings or terms of this Lease, LESSOR shall give LESSEE thirty (30) days written notice to cure the same or to commence to cure the same and diligently prosecute to completion if the same cannot be cured within a thirty (30) day period. If LESSEE does not cure the breach or begin to take such steps and institute and diligently prosecute to completion such proceedings as will cure such breach (if same cannot be cured) within thirty
(30) days after LESSOR gives notice, then LESSEE shall be in default hereunder.

         28. LESSOR'S DEFAULT REMEDIES:

         If LESSEE is in default hereunder beyond the expiration of any applicable grace period and fails to cure said default as provided above, LESSOR may do one or more of the following at its sole option and without limiting any other right or remedy to which LESSOR may be entitled:

         a. continue to hold LESSEE liable for all rent and any other monies due LESSOR under the LEASE, without taking possession of the Premises, in which event, LESSOR has the option to periodically sue LESSEE for past rent due without waiving any right to sue for future rent;

         b. cancel and terminate the LEASE, as well as all of the right, title, possession and interest of LESSEE hereunder, and evict LESSEE by Court order as provided by Florida law, without waiving LESSOR's right to payment of any amounts due LESSOR hereunder. In the


                                 (Page 13 of 19)
event of such eviction, LESSEE shall immediately relinquish possession of the Premises to LESSOR.

         c. reenter and repossess the Premises with LESSEE remaining liable to LESSOR for all sums and charges provided herein for the remainder of the Lease Term. LESSOR, at its sole option, may relet the Premises and reduce the amounts due to LESSOR from LESSEE hereunder after first receiving credit for all costs incurred by LESSOR in connection with such reletting of the Premises; and/or

         d. pursue any action at law or equity available to LESSOR.

         29. BANKRUPTCY: Neither this lease, nor any interest therein, nor any estate thereby created shall pass to any trustees or receiver or assignee for the benefit of creditors or otherwise by operation of law. If the estate created hereby shall be taken or attempted to be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made or attempted to be made by Tenant's property for the benefit of creditors, then and in any such event, Tenant will be deemed in default under this lease. The allowance of any petition under the bankruptcy law, or the appointment of a trustee or receiver of Tenant or its assets shall be conclusive evidence that Tenant caused, or gave cause therefore, in violation of this lease, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within sixty (60) days after such allowance or appointment. Any act described in this section shall be deemed a material breach of Tenant's obligation hereunder, and at any time when such a breach exists, Landlord may, at its option, and in addition to and independent of, any remedy available to Landlord, terminate this lease and all rights of Tenant hereunder by giving to Tenant notice in writing of the election of Landlord so to terminate, and re-enter and repossess the Premises with or without prior notice; provided, however, the obligations of LESSEE under the LEASE shall be fully forgiven, and further provided, LESSOR shall have obtained possession of the Premises within sixty (60) days following the Bankruptcy filing date. Should LESSOR elect not to terminate the LEASE in accordance herein, LESSOR shall be entitled to recover the maximum award permitted for any damages or losses which are suffered from such an event. Notwithstanding anything contained to the contrary in the foregoing paragraph, neither bankruptcy, insolvency, reorganization, an assignment for the benefit of creditors nor the appointment of a receiver or trustee shall affect this LEASE or permit its termination as long as the covenants on the part of LESSEE to be performed under this LEASE, including but not limited to LESSEE's obligation to pay rent, shall continue to be performed.

         30. RIGHTS AND REMEDIES: The various rights and remedies herein granted may be exercised concurrently, and shall be cumulative and in addition to any others the parties hereto may be entitled to by law, and the exercise of one or more rights or remedies shall not impair such party's right to exercise any other right or remedy. The failure or forbearance of either party to enforce any right or remedy in connection with any Default shall not be deemed a waiver of such Default nor a consent to a continuation thereof, nor waiver of the same Default


                                 (Page 14 of 19)
at any subsequent date. Any waiver of rights by either party must be in writing and shall apply only to that written waiver and shall not have general or prospective application.

         31. ACCESS BY LESSOR: Upon written notice to LESSEE, LESSOR, and its agents, shall have the right to enter the Premises during LESSEE'S normal business hours for the purpose of showing the Premises to prospective purchasers or to other lessees; provided, however, showings to prospective lessees shall be authorized during the last six month of the Lease Term only. LESSOR may enter the Premises whenever necessary in the event of an emergency. Notwithstanding the foregoing, LESSOR shall not be permitted to enter into any part of the Premises where monies, securities, confidential data or valuables are kept at any time, unless accompanied by a representative of LESSEE and LESSEE agrees to furnish such representative promptly upon request.

         32. SURRENDER OF PREMISES: At the expiration or termination of this LEASE, LESSEE shall surrender the Premises to LESSOR in as good a condition and repair as reasonable and proper ordinary wear and tear and casualty excepted. Except in the case of termination of the LEASE and eviction of LESSEE by court order, LESSEE shall have the right at the end of this LEASE to remove any equipment, furniture, trade fixtures or other personal property placed in the Premises by LESSEE provided, LESSEE promptly repairs any damage to the Premises, or the Office Building, caused by such removal. Any liability of LESSEE hereunder shall survive the expiration or termination of this LEASE. If LESSEE fails to remove any property belonging to it which LESSEE is required to remove pursuant to the terms of paragraph 4 hereof within ten (10) business days of LESSOR's written Notice to remove such property, or by any date established by a court order directing such removal, all such property shall be deemed abandoned by LESSEE and shall become the property of LESSOR. However, LESSEE shall remain liable to LESSOR for any costs and expenses associated with LESSOR's transportation and removal of said personal property from the Premises.

         33. NOTICES: Any Notice required to be given hereunder, including copies thereof which are to be concurrently transmitted to such parties as LESSOR or LESSEE may designate from time to time, shall be in writing, and may be given by personal delivery, facsimile transmission, or by United States certified mail, and if given by mail and properly addressed, shall be deemed sufficiently given three (3) days following the date transmitted by registered or certified mail, postage prepaid, return receipt requested. Until notified to the contrary, LESSOR shall send all Notices to LESSEE at the address set forth on page 1 hereof, and LESSEE shall send all Notices to LESSOR at the address set forth on page 1 hereof.

         34. INABILITY TO PERFORM: This LEASE, and the obligations of LESSOR hereunder, shall be terminated and of no further force and effect in the event LESSOR is unable to fulfill any of its obligations hereunder, or is substantially delayed in doing so if such inability or delay is caused by reason of strike or other labor troubles, civil commotion, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service, energy shortages, acts of God, casualty, or by any other causes beyond the reasonable control of LESSOR. Except as provided hereinabove, upon LESSOR'S failure to perform after ten (10) business days of the date of mailing written notice of


                                 (Page 15 of 19)
such failure by LESSEE to LESSOR, LESSEE shall have the right to perform LESSOR'S obligations and offset rent to cover the reasonable costs to perform such obligations.

         35. ATTORNEY'S FEES: If any legal matter, dispute, action or proceeding exists or is commenced to enforce this LEASE, the non-prevailing party shall be liable for and shall pay the expense of the prevailing party's attorney's fees and court costs as established by court order. If either party hereto without fault is made a party to any litigation instituted by or against any other party to this LEASE, such other parties shall indemnify and hold harmless the other party, as the case may be, against all costs and expenses, including reasonable attorney's fees incurred in connection therewith. "Attorney's fees" as referred to in this LEASE, shall include fees incurred by LESSOR after an occurrence of a monetary or nonmonetary Default, or after the recognition of an issue by LESSOR deemed significant enough, in the exclusive judgment of LESSOR, to be the basis of any legal action, whether or not such action is commenced, that seeks any type of relief or declaratory judgment, which shall include fees and expenses of its attorneys for all legal services, negotiation services and collection services through trial and appeal, and such fees shall be payable by LESSEE as Additional Rent.

         36. TIME OF ESSENCE: Time is of the essence with respect to the performance of each party's covenants of this LEASE.

         37. HOLDING OVER: Should LESSEE continue in occupancy of the Premises after expiration of this LEASE, LESSEE shall become a tenant from month to month upon each and all of the terms herein provided, and any such holding over shall not constitute a renewal or extension of this LEASE. During such holding over, LESSEE shall pay, at LESSOR'S sole discretion, Base Rent at one hundred twenty percent (120%) of the monthly amount which was payable by LESSEE immediately prior to the hold over occurrence.

         38. PARTIAL INVALIDITY: Any provision of this LEASE which shall be held to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

         39. BROKERS: LESSEE warrants and represents that it has negotiated this Lease directly with LESSOR and has not authorized or employed or acted by implication to authorize or to employ any other real estate broker or salesman to act for LESSEE in connection with this Lease. LESSEE shall hold LESSOR harmless from and indemnify and defend LESSOR against any and all claims by any real estate broker or salesman, other than brokers dealt with by LESSOR, if any, and LESSOR shall indemnify and hold LESSEE harmless against any and all claims by any real estate broker or salesman, other than brokers dealt with by LESSEE, for a commission or finder's fee as a result of LESSEE entering into this Lease. LESSOR shall be responsible for payment of all brokerage commissions incurred as a result of brokers retained by LESSOR in connection with the negotiation of this LEASE.


                                 (Page 16 of 19)

         40. WAIVER: LESSOR's failure to insist upon a strict performance of any of the agreements, terms, covenants or conditions hereof shall not be deemed a waiver of any rights or remedies that LESSOR may have and shall not be deemed a waiver of any subsequent breach or default of any agreements, terms, covenants and conditions of this LEASE.

         41. SUCCESSORS AND ASSIGNS: Except as otherwise provided in this LEASE, all of the covenants, conditions and provisions of this LEASE shall be binding upon and shall inure to the representatives, successors, and assigns.

         42. HEADINGS OF LESSOR AND LESSEE: The article and paragraph captions contained in this LEASE are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "LESSOR" and "LESSEE" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders.

         43. NO ESTATE BY LESSEE: This LEASE shall only create a relationship of landlord and tenant between LESSOR and LESSEE. LESSEE has only a right of use for the Premises, not subject to levy or sale, and not assignable by LESSEE except as expressly provided herein.

         44. ENTIRE AGREEMENT: LESSEE and LESSOR each acknowledge that it has read this entire LEASE, evidencing same by the initialing all LEASE pages, and each party hereto understands and agrees to all of the terms and conditions contained herein. LESSOR and LESSEE further acknowledge that the preparation of this LEASE has been a joint effort of each party, and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one party over the other. This LEASE, and any attached Exhibits and Addendum, constitute the entire agreement between LESSOR and LESSEE, and no prior agreement or understanding shall be effective. No provision of this LEASE may be amended except by written agreement signed by LESSOR and LESSEE or their respective successors in interest.

         45. GOVERNING LAW: This LEASE shall be construed, interpreted and governed by and in accordance with the laws of the State of Florida. Any legal proceedings with respect to this LEASE shall be instituted in the Circuit Court of Collier County, and LESSEE submits itself to the jurisdiction and venue of this court.

         46. RADON GAS: Radon is a naturally occurring radioactive gas that when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. This notice is given pursuant to 404.056(8) of the Florida Statutes. To the best of LESSOR'S knowledge, LESSOR is not aware that any radon gas affects the Property, nor any other hazardous waste or toxic substance.


                                 (Page 17 of 19)

         47. CONSENTS AND/OR APPROVALS: Unless otherwise specified, to the extent either party hereto is required to give its consent or approval, such consent shall not be unreasonably withheld. In the event no time is specified for the giving of such consent or approval, such consent shall not be unreasonably withheld or delayed.

         48. CONTINGENCY FOR REGULATORY APPROVAL(S): The obligations of LESSEE hereunder are expressly contingent upon LESSEE obtaining all required regulatory and administrative approvals, and required capitalization, including but not limited to approval from the Federal Deposit Insurance Corporation for insurance of customer deposits, necessary for the commencement of banking operations at the Premises. In the event the foregoing approvals are not received by December 31, 1997, LESSEE shall have the right to terminate this Lease Agreement and LESSEE shall not be liable to LESSOR for any sums otherwise due hereunder.

         49. RIGHT OF FIRST REFUSAL: LESSEE shall have the right of first refusal to lease any vacant space on the third floor of the Building. This right shall be exercisable in writing by LESSEE within FIFTEEN (15) days of LESSOR's notice that LESSOR has a bona fide tenant for the space. With respect to any additional space leased by LESSEE in accordance with this paragraph, the rent payable shall be on the same terms as the rent then payable by LESSEE for the Premises and shall commence THIRTY (30) days after the date LESSEE gives notice hereunder. Any such additional space leased under the provisions of this paragraph shall be on an "AS-IS" basis and with any tenant improvement allowance to be negotiated between LESSOR and LESSEE. The foregoing right of first refusal shall automatically expire and be of no further force and effect upon LESSOR entering into a lease with such bona fide tenant on terms and conditions substantially the same as offered to LESSEE. In the event the proposed tenant fails to enter into such a lease arrangement with LESSOR, or upon expiration of such tenant's lease term, the foregoing right of first refusal shall again be in effect.

         50. FDIC REQUIREMENTS. Notwithstanding any other provisions contained in this Lease, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied on or sold under execution or by other legal process, or (b) the depository supervisory authority ("Authority"), Lessor may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount equal to all accrued and unpaid rent to the date of termination.


                                 (Page 18 of 19)

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this LEASE as of the day and year first above written.

Witnesses as to LESSOR                              LESSOR:
(2 REQUIRED)
                                                    DOONER FAMILY EQUITIES, LTD.

                                                    By: Dooner Management, Inc.,
                                                    Its: General Partner

/s/ PATRICIA L. PENN                                By: /s/ ANTON E. DOONER
--------------------                                   -------------------------
    Patricia L. Penn                                        Anton E. Dooner

/s/ ROBERT E. DEVLIN                                Its:    PRESIDENT
--------------------                                    ------------------------
    Robert E. Devlin


Witnesses as to LESSEE                              LESSEE:
(2 REQUIRED)
                                                    COASTAL BANK CORP.,
                                                    a Florida corporation

/s/ RONALD L. KENNEDY                               By: /s/ SIDNEY T. JACKSON
---------------------                                  -------------------------
    Ronald L. Kennedy                                       SIDNEY T. JACKSON,
                                                            President
/s/ ANN E. CROWLEY
---------------------
    Ann E. Crowley


                                 (Page 19 of 19)

                                   EXHIBIT "A"
  (SEE PARAGRAPH 1 - ATTACH GRAPHIC DEPICTION OF ATM/DRIVE-IN FACILITY LAYOUT)

                                   EXHIBIT "B"
      (SEE PARAGRAPH 6 - ATTACH GRAPHIC DEPICTION OF PARKING SPACE LAYOUT)